PRUDENTIAL MUNICIPAL BOND FUND
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



                                   December 19, 2002





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	Prudential Municipal Bond Fund (the ?Fund?)
         File No.:  811-4930


Ladies and Gentlemen:

Please find enclosed the following items: (1) the Semi-Annual Report on Form N-SAR for the Fund for the six-month period ended October 31, 2002, (2) certifications of the Fund?s principal executive officer and principal financial officer and (3) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.


                                        Very truly yours,



                                        /s/Deborah A. Docs
                                        Deborah A. Docs
                                        Secretary



DAD
Enclosures



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 19th day of December, 2002.









PRUDENTIAL MUNICIPAL BOND FUND





Witness:/s/Deborah A. Docs 			By:/s/Grace C. Torres
            Deborah A. Docs			  Grace C. Torres
            Secretary				  Treasurer and Principal
           Financial and Accounting
						  Officer




T:\CLUSTER 3\N-SAR\MBF\MBF-12-02.LTR.doc